UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 7, 2023 (March 6, 2023)

Oxford Industries, Inc.

(Exact name of registrant as speciﬁed in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Peachtree Street, N.E., Suite 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2023, Oxford Industries, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its $325 million Fourth Amended and Restated Credit Agreement, dated May 24, 2016 (the “Credit Agreement”), by and among the Company and its subsidiary, Tommy Bahama Group, Inc., as the borrowers, certain domestic subsidiaries of the Company as guarantors, the financial institutions party thereto as lenders, and Truist Bank, successor by merger to SunTrust Bank, as administrative agent. The Second Amendment, among other things, amends, and extends the term of, the Credit Agreement as follows:

•	extends the maturity date of the facility from July 31, 2024 to March 6, 2028;

•	modifies the three-tier pricing grid dependent on average excess availability and provides for interest rate margins of 125, 150 or 175 basis points above Term SOFR plus 0.10% (relative to the current pricing grid, with LIBOR interest rate margins of 100, 125 or 150 basis points above LIBOR);

•	amends certain borrowing base provisions in the agreement in a manner which will generally increase availability of revolving loans; and

•	modifies certain other provisions and restrictions under the Credit Agreement to generally be more favorable to and/or less restrictive on the Company.

The Credit Agreement is a senior secured, asset-based revolving credit facility. Proceeds from the facility are generally available to the Company for working capital and general corporate purposes, as well as to fund acquisitions and investments. As of the close of business on March 6, 2023 and after giving effect to the closing of the Second Amendment, the Company had borrowings of $143 million, outstanding letters of credit of $7 million and excess availability of $175 million under the Credit Agreement.

The above description of the Second Amendment is not complete and is qualified in its entirety by the actual terms of the Second Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number
99.1	Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 6, 2023, by and among Oxford Industries, Inc., Tommy Bahama Group, Inc., the Persons party thereto from time to time as guarantors, the financial institutions party thereto from time to time as lenders, and Truist Bank, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

March 7, 2023	/s/ Suraj A. Palakshappa
Name: Suraj A. Palakshappa
Title: Senior Vice President